EXHIBIT 10(b)

CLECO CORPORATION
401(k) SAVINGS AND INVESTMENT PLAN
STOCK TRUST AGREEMENT

AMENDMENT NUMBER 2

WHEREAS, Cleco Power LLC ("Cleco Power") (the successor to Cleco Utility Group, Inc., which was formerly known as Cleco Corporation and Central Louisiana Electric Company, Inc.) maintains the Cleco Power LLC 401(k) Savings and Investment Plan (formerly known as the Cleco Utility Group, Inc. 401(k) Savings and Investment Plan, the Cleco Corporation 401(k) Savings and Investment Plan, and the Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan), as that plan has been amended from time to time (the "Plan"); and

WHEREAS, in connection with the Plan, Cleco Power maintains the Cleco Corporation 401(k) Savings and Investment Plan Stock Trust Agreement (the "Trust"), which Trust was most recently amended and restated effective as of August 1, 1997; and

WHEREAS, the Board of Managers of Cleco Power possesses the authority to remove the Trustee and to amend the Trust, pursuant to Articles Twelfth and Thirteenth thereof; and

WHEREAS, on December 12, 2003, the Board of Managers of Cleco Power removed UMB Bank, N.A., a national banking association, having its principal place of business at Kansas City, Missouri ("UMB Bank, N.A.") as trustee and appointed JPMorgan Chase Bank as Successor Trustee.

             NOW, THEREFORE, effective as of January 1, 2004, the Trust is amended as follows:

1.         The name of the Trust is changed to "Cleco Power LLC 401(k) Savings and Investment Plan Stock Trust Agreement."

2.         All references in the Trust (other than in the Recitals) to Central Louisiana Electric Company, Inc. or Cleco Corporation are changed to Cleco Power LLC and all references in the Trust (other than in the Recitals) to the Board of Directors are changed to the Board of Managers.

3.         All references in the Trust to UMB Bank, N.A. are changed to JPMorgan Chase Bank.

4.         The name and address of the Trustee in the second paragraph of Article Twentieth is amended to read as follows:

Cleco Corporation 401(k) Savings and Investment Plan Stock Trust Agreement Amendment No. 2	Page 1 of 2

JPMorgan Chase Bank
Investor Services
3 Metro Tech Center, 6th Floor
Brooklyn, New York 11245
Attn: JPMorgan Retirement Plan Services Account Representative

5.         Article Twenty-First is amended to substitute "Louisiana" in place of "Missouri."

THIS AMENDMENT may have been executed in multiple counterparts, each of which shall has been deemed an original.

CLECO POWER LLC

By: /s/ Catherine C. Powell

Its: Sr. Vice President - Corporate Services

Date: 4/23/04

REVIEWED AND ACCEPTED by JPMorgan Chase Bank, appointed as the Trustee under the Trust.

JPMORGAN CHASE BANK

By: /s/ James K. Bartley

Its: Vice President

Date: 5/25/04

Cleco Corporation 401(k) Savings and Investment Plan Stock Trust Agreement Amendment No. 2	Page 2 of 2